ARTICLES OF INCORPORATION AND AMENDMENTS TO ARTICLES OF INCORPORATION OF MINES MANAGEMENT, INC.

                         ARTICLES OF INCORPORATION
                                   of the
                           MINES MANAGEMENT, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That A. W. Wayne, E. S. Ware and J. A. Wayne, each of whom is a natural person, of full age, a citizen of the United States and of the State of Idaho, and residents of said State of Idaho, do hereby associate themselves together for the purpose of forming a corporation under the laws of the State of Idaho, and do certify as follows:

ARTICLE I. NAME

     The name of this corporation shall be MINES MANAGEMENT, INC.

ARTICLE II. PURPOSES

     The purpose for which this corporation is formed are: To locate, purchase, patent, acquire, lease, rent, option, bond, own, hold, occupy, use, mortgage, pledge or otherwise hypothecate, rent or lease, sell and convey property, of any and every character whatsoever, real, personal, and/or mixed, including mills, concentrators, reduction works, smelters, water and water rights, stocks and bonds of this or any other corporation; to engage in , conduct, manage, and/or operate a general mining, milling, smelting, real estate, and merchandising business; to do and perform all acts and things necessary, proper or expedient in promoting any of the objects and purposes herein expressed; and for the purpose of attaining or furthering any of its objects or purposes, to do any and all other acts or things, and to exercise any and all other powers which a corporation could do in furthering the accomplishment of the purposes herein expressed.

ARTICLE III. DURATION

     The duration of this corporation shall be perpetual.

ARTICLE IV. REGISTERED OFFICE

     The location and post office address of this corporation's registered office in the State of Idaho shall be and is: Wallace, Shoshone County, Idaho. But said corporation shall have plenary power to maintain branch offices outside the State of Idaho.

ARTICLE V. CAPITAL STOCK

     The amount of capital stock of this corporation shall be $100,000.00, divided into 1,000,000 shares of the par value of Ten (10) Cents per share; all of said stock shall be common stock, and shall be assessable to the full extent provided by the laws of the State of Idaho.




Submission page 41 of 98
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ARTICLE VI. DIRECTORS

     The number of directors of this corporation shall be three (3).

ARTICLE VII.  INCORPORATORS

     Following is the name and post office address of each of the Incorporators of this corporation, and a statement of the number of shares Of stock subscribed by each:

     A. W. Wayne,     115 Cedar St., Wallace, Idaho;
                      1,000 shares, par value $100

     E. S. Ware,      635 East Jefferson, Boise, Idaho;
                      1,000 shares, par value $100

     J. A. Wayne,     215 Gyde-Taylor Bldg., Wallace, Idaho;
                      1,000 shares, par value $100

     IN WITNESS WHEREOF, we have hereunto subscribed our names the 15th day of February, A.D. 1947.


                                   A. W. Wayne
                                   E. S. Ware
                                   J. A. Wayne

STATE OF IDAHO       )
                     )ss.
COUNTY OF SHOSHONE   )

     On this 15th day of February, 1947, before me, the undersigned, a Notary Public for the State of Idaho, personally appeared A. W. Wayne and J. A. Wayne, known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at Wallace, Idaho, the day and year in this certificate first above written.

                                   Notary Public for Idaho
                                   Residing at Wallace, Idaho

STATE OF IDAHO      )
                    )ss.
COUNTY OF ADA       )

     On this 19th day of February, 1947, before me, the undersigned, a Notary Public for the State of Idaho, personally appeared E. S. Ware, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at Boise, Idaho, the day and year in this certificate first above written.

                                   Notary Public for Idaho
                                   Residing at Wallace, Idaho

Submission page 42 of 98

             ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                             MINES MANAGEMENT, INC.

STATE OF WASHINGTON   )
                      ) ss
County of Spokane     )


     THIS IS TO CERTIFY that a special meeting of the stockholders of Mines Management, Inc., a corporation organized and existing under the laws of the State of Idaho, was held by unanimous consent of all shareholders at 612 Chronicle Building, in the City of Spokane, State of Washington, on the 19th day of September, 1949 in accordance with the by-laws of said company and the statutes of the State of Idaho, and in compliance with a previous resolution of the Board of Directors of said corporation duly adopted at a meeting held on the 1st day of September, 1949, at which a full quorum of all Directors was present; and the original signed waiver of notice signed by all stockholders, being on file with the Secretary of said company; that C.O. Dunlop, President of the corporation, acted as Chairman of the stockholders' meeting; and W. T. Anderson, Secretary, acted as the Secretary thereof; upon a canvass of those present it appeared that stockholders of the corporation representing 573,000 shares were present in person, being the total number of shares outstanding of the authorized capital of 1,000,000 shares; that thereupon the following resolution was introduced:

          BE IT RESOLVED that the capital stock of the corporation be increased from $100,000.00 divided into 1,000,000 shares, par value 10 cents, to $625,000.00 divided into 2,500,000 shares, par value 25 cents; and that Article V of the Articles of Incorporation be amended accordingly to read as follows:

               ARTICLE V. CAPITAL STOCK

              The amount of capital stock of this corporation shall be $625,000.00 divided into 2,500,000 shares of the par value of 25 cents per share; and that the stock of the company shall be COMMON and NON-ASSESSABLE.

          BE IT FURTHER RESOLVED that the power to repeal and amend the by-laws of the corporation and to adopt new by-laws be conferred upon the Directors of this corporation; and that for said purpose there be inserted in the original Articles of Incorporation of this corporation immediately following Article VII of the incorporation a new and additional provision to be designated as follows:

             ARTICLE VIII

             The Board of Directors of this corporation shall have poser and authority to repeal and amend the by-laws of this corporation and to adopt new by-laws; provided, however, that said Board of Directors shall not make or alter any by-law fixing their qualifications, classification, term of office or compensation.

          BE IT FURTHER RESOLVED that authority to sell the assets of the corporation be provided by adding the following amendment:


Submission page 43 of 98

             ARTICLE IX

             The corporation may make a voluntary sale, lease or exchange of all of its assets upon such terms and conditions as may be deemed expedient, including exchange for shares of another corporation, domestic or foreign; and such sale may be authorized and approved by shareholders representing 51% of the issued and outstanding capital stock of the corporation as shown by its books, at a meeting duly called for that purpose on thirty days' written notice to all shareholders. Such written notice shall be placed in the United States mail, postage prepaid, and addressed to each shareholder at his last known post office address.

          BE IT FURTHER RESOLVED that the officers of this corporation be and they are hereby authorized and directed to make, execute and file the necessary Articles of Amendment to the Articles of Incorporation of this corporation as are required by the statutes of the State of Idaho to make said amendments effective.

     Upon motion to adopt said resolution, stockholders holding 573,000 shares in said corporation, being all of the voting power of all the shareholders of the corporation, there being only 573,000 shares of the authorized capital stock of the company issued and outstanding, voted in favor of said motion and resolution; and no votes were cast against the same; and the Chairman declared that said motion had unanimously carried, and said resolution amending the Articles of Incorporation was duly adopted.

     IN WITNESS WHEREOF we have hereunto set our hands and affixed the seal of said corporation in triplicate this 26th day of September, 1949.

                                        President

                              Attest:   Secretary
                                   Mines Management, Inc.

STATE OF IDAHO      )
                    )ss.
County of Spokane   )

     C. O. DUNLOP and W. T. ANDERSON, being duly sworn on oath, depose and say: That they are the President and Secretary respectively of Mines Management, Inc.; that they have read the foregoing Articles of Amendment to the Articles of Incorporation of said corporation and know the contents thereof, and that the facts therein stated are true of their own knowledge.
                                        President
                                        Secretary
     Subscribed and sworn to before me this 26th day of September, 1949.
                                   Notary Public in and for the State of
                                   Washington, Residing at Spokane
                                   My commission expires 1953








Submission page 44 of 98

          ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                        MINES MANAGEMENT, INC,

     WHEREAS Mines Management., Inc, was incorporated under the laws of the State of Idaho on the 20th day of February, 1947, with its principal place of business at Wallace, Shoshone County, Idaho; and

     WHEREAS by proceedings duly had Article V of its Articles was amended in eptember., 1949 by increasing the capital stock of the corporation to 2,500,000 shares with a par value of 250 per share, and providing that such stock be common and non-assessable; and

     WHEREAS the stockholders at the annual meeting on June 12, 1951, duly called upon notice of the specific purpose, by vote of more than two-thirds of all the issued and outstanding capital stock of the corporation represented at said meeting, voted in favor of amending Article VI of the Articles of Incorporation to provide that the number of directors be increased to five, which Article is amended to read as follows:

                           ARTICLE VI.  DIRECTORS
     The number of directors of this corporation shall be Five (5).

     NOW THEREFORE we, the President and Secretary of said corporation., do hereby certify that the following is a full, true and correct copy of the Articles of Incorporation of Mines Management, Inc. as now amended.


                      AMENDED ARTICLES OF INCORPORATION
                           OF MINES MANAGEMENT., INC.

KNOW ALL MEN BY THESE PRESENTS:

     That K. W. Wayne, E. S. Ware and J. A. Wayne, each of whom is a natural person, of full age, a citizen of the United States and of the State of Idaho, and residents of said State of Idaho, do hereby associate themselves together for the purpose of forming a corporation under the laws of the State of Idaho, and do certify as follows:

ARTICLE I.  NAME.

     The name of this corporation shall be MINES MANAGEMENT, INC.

ARTICLE II.  PURPOSES.

     The purposes for which this corporation is formed are: To locate, purchase, patent, acquire, lease, rent, option, bond, own, hold, occupy, use, mortgage, pledge or otherwise hypothecate, rent or lease, sell and convey property, of any and every character whatsoever, real, personal, and/or mixed., including mills, concentrators, reduction works, smelters, water and water rights, stocks and bonds of this or any other corporation; to engage in, conduct, manage, and/or operate a general mining, milling, smelting, real estate, and merchandising business; to do and perform all acts and things necessary, proper or expedient in promoting any of the objects and purposes herein expressed; and for the purpose of attaining or furthering any of its objects or purposes, to do any and all other acts or things, and to exercise any and all other powers which a corporation could do in furthering the accomplishment of the purposes herein expressed.




Submission page 45 of 98

ARTICLE III.  DURATION.

     The duration of this corporation shall be perpetual.

ARTICLE IV.  REGISTERED OFFICE.

     The location and post office address of this corporation's registered office in the State of Idaho shall be and is: Wallace, Shoshone County, Idaho. But said corporation shall have plenary power to maintain branch offices outside the State of Idaho.

ARTICLE V. CAPITAL STOCK.

     The amount of capital stock of this corporation shall be $625,000.00 divided into 2,500,000 shares of the par value of 250 per share; and that the stock of the company shall be common and non-assessable.

ARTICLE VI.  DIRECTORS.

     The number of directors of this corporation shall be Five (5).

ARTICLE, VII.  INCORPORATORS.

     Following is the name and post office address of each of the incorporators of this corporation, and a statement of the number of shares of stock subscribed by each:

  A. W. Wayne, 115 Cedar St., Wallace, Idaho;
       1,OOO shares, par value $100.

  E. S. Ware, 635 East Jefferson, Boise, Idaho;
       1,000 shares, par value $100.

  J. A. Wayne, 215 Gyde-Taylor Bldg., Wallace, Idaho;
       1,000 shares, par value $100.

ARTICLE VIII

     The Board of Directors of this corporation shall have power and authority to repeal and amend the by-laws of this corporation and to adopt new by-laws; provided, however, that said Board of Directors shall not make or alter any by-law fixing their qualifications, classification, term of office or compensation.

ARTICLE IX.

     The corporation may make a voluntary sale, lease or exchange of all of its assets upon such terms and conditions as may be deemed expedient, including exchange for shares of another corporation, domestic or foreign; and such sale may be authorized and approved by shareholders representing 51% of the issued and outstanding capital stock of the corporation as shown by its books, at a meeting duly called for that purpose on thirty days' written notice to all shareholders. Such written notice shall be placed in the United States mail, postage prepaid, and addressed to each shareholder at his last known post office address.




Submission page 46 of 98

IN WITNESS WHEREOF we have hereunto set our hands and affixed the seal of said corporation before a Notary Public as provided by law this _______ day of June, 1951.

                                          President;  Mines Management
                                          Secretary,  Mines Management, Inc.
Attest by, Corporate
Seal Affixed.


STATE OF WASHINGTON   )
                      )ss
County of Spokane     )

     W. R. GREEN and LAURENCE HOWE., being first duly sworn on oath depose and say: They are the President and Secretary respectively of Mines Management, Inc. a corporation organized under the laws of the State of Idaho; that they have read the foregoing Articles of Amendment to the original Articles of Incorporation of the said Mines Management, Inc. and know the contents thereof., and that the facts therein stated are true of their personal knowledge.

                                        President, Mines Management, Inc.
                                        Secretary, Mines Management, Inc.

     SUBSCRIBED AND SWORN TO before me this _______ day of June, 1951.
                                        Notary Public in and for the State of
                                        Washington, residing at Spokane.
                                        My commission expires Dec. 11, 1954.















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Submission page 47 of 98

          ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF
                          MINES MANAGEMENT, INC.

State of Washington      )
                         ) Ss.
County of Spokane        )

THIS IS TO CERTIFY that a special meeting of the stockholders of Mines Management, Inc., a corporation organized and existing under the laws of the State of Idaho, was held at the registered office of said corporation at 509 Bank Street, Wallace, Idaho, on the 27th day of January, 1953, commencing at the hour of 2:00 o'clock P.M. (MST), duly called upon notice of the specific purpose thereof given by the secretary to all stockholders of the corporation entitled to vote at said Meeting, at least thirty (30) days prior to the date of said meeting, in accordance with the statutes of the State of Idaho, and pursuant to a resolution of the Board of Directors of said corporation duly adopted at a meeting held on the 12th day of December, 1952, at which a majority of the directors of said corporation were present; that W. R. Green as president of said corporation acted as Chairman of said stockholders meeting and W. T. Anderson acted as secretary thereof; that upon a canvas of the stockholders present in person or by proxy, it appeared that stockholders of the corporation representing 1,918,335 shares were present in person and by proxy out of shares issued and outstanding of the total authorized stock of the corporation of 2,500,000 shares; that thereupon the following resolution was introduced:

   BE IT RESOLVED: That the capital stock of this corporation be increased from $625,000.00 divided into 2,500,000 shares of the par value of 25 cents per share to $875,000.00 divided into 3,500,000 shares of the par value of 25 cents per share, and that all stock be equal, common, and nonassessable;

BE IT FURTHER RESOLVED: That Article V of the Articles of Incorporation of Mines Management Inc., be amended to read as follows) to wit:

ARTICLE V. CAPITAL STOCK

The amount of capital stock of this corporation shall be $875,000.00 divided into 3,500,000 shares of the par value of 25 cents per share, all of said stock to be equal, common, and nonassessable.

BE IT FURTHER RESOLVED: That the proper officers of this corporation be and they are hereby authorized and directed to make, execute and file the Articles of Amendment to the Articles of Incorporation of this corporation as are required by the statutes of the State of Idaho in order to make said amendment effective.

That thereupon, upon motion to adopt said resolution, stockholders holding 1,918,335 shares in said corporation, being more than two-thirds (2/3) of the voting power of all the stockholders of said corporation, there being 2,450,847 shares of the authorized capital stock of said corporation issued and outstanding, voted in favor of said motion and said resolution; that no votes were cast against the same; and the Chairman declared that said motion had unanimously carried and said resolution and said amendment were duly adopted.





Submission page 48 of 98

IN WITNESS WHEREOF we have hereunto set our hands and affixed the seal of said corporation, in triplicate, this 28th day of January, 1953.


                                                  President

                                  Attest:         Secretary

                                             Mines Management, Inc.


State of Washington    )
                       )  ss.
County of Spokane      )


          W. R. Green and L. Howe, being duly sworn, on oath depose and say:
That they are the President and Secretary respectively of MINES MANAGEMENT, INC., a corporation; that they have read the foregoing Articles of Amendment to the Articles of Incorporation of said corporation and know the contents thereof, and that the facts therein stated are true of their own knowledge.
            Subscribed and sworn to before me this 28th day of January, 1953.

                                       Notary Public in and for the

                                       State of Washington, residing
                                       at Spokane, Wash.

                                       My commission expires:
                                       January 10, 1957















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Submission page 49 of 98

                  AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                            MINES MANAGEMENT, INC.


Articles of Amendment of the Articles of Incorporation of MINES MANAGEMENT, INC., an Idaho Corporation, are herein executed by said Company as follows:

1.      The name of the Corporation is MINES MANAGEMENT, INC.

2. The amendment to Article of the Articles of Incorporation of said Company is as follows:

"The capitalization of the Company shall be $200,000.00 divided into 20,000,000 shares of $0.01 par value common nonassessable stock. None of these shares shall have pre-emptive rights. Each and every share of stock shall have the same rights and privileges as those enjoyed by each and every other share."

3. The date of the adoption of said amendment by the stockholders of the Company was March 29, 1984.

4. The number of shares outstanding of said Company is 2,871,410 of the authorized 3,500,000 shares.

The number of shares entitled to vote on said amendment was 2,697,410

5. The number of shares voted for and against said amendment respectively were as follows:

                    FOR: 1,885,652            AGAINST: 67,166

6. That the number of shares voting for the amendment constituted 70% of the shares entitled to vote on said amendment.

DATED at Spokane, Washington, this 6h day of April, 1984.

MINES MANAGEMENT, INC.

       By: President
       By: Assistant Secretary






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Submission page 50 of 98

State of Washington    )
                       )  ss.
County of Spokane      )


On this 6h day of April, 1984, before me, the undersigned, a Notary Public in and for the State of Washington duly commissioned and sworn, personally appeared WILLIAM R. GREEN and MAUREEN F. GREEN, to me known to be the President and Assistant Secretary, respectively, of MINES MANAGEMENT, INC., the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute the said instrument.

     WITNESS my hand and official seal hereto affixed that day and year first above written.


                                   NOTARY PUBLIC in and for the State
                                   of Washington, residing at Spokane





















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Submission page 51 of 98

                  AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                        OF
                              MINES MANAGEMENT, INC.


Pursuant to the provisions of the Idaho Business Corporation Act the following Amended and Restated Articles of Incorporation are submitted for filing.

ARTICLE I
Name

The name of the corporation is MINES MANAGEMENT, INC.

ARTICLE II
Purpose

The purpose of this corporation shall be to transact any and all lawful business for which corporations may be incorporated under the Idaho Business Corporation Act, in general, to have and exercise all the powers conferred by the laws of Idaho upon corporations formed under the Idaho Business Corporation Act and to do any and all things hereinbefore set forth to the same extent as natural persons might or could do.

ARTICLE III
Duration

This corporation shall be of perpetual duration.

ARTICLE IV
Authorized Capital Stock

The authorized capital stock of the corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.

The total number of shares of Common Stock that the corporation will have authority to issue is One Hundred Million (100,000,000). The shares shall have $.001 par value. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

The total number of shares of Preferred Stock that the corporation will have authority to issue is Ten Million (10,000,000). The Preferred Stock shall have no stated value. The Preferred Stock shall be entitled to preference over the Common Stock with respect to the distribution of assets of the corporation in the event of liquidation, dissolution, or winding-up of the corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the corporation among its shareholders for the purpose of winding-up its affairs. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the preferences, limitations and relative rights of each series of Preferred Stock within the limits set forth in Section 30-1-601 of the Idaho Business Corporation Act,.






Submission page 52 of 98

ARTICLE V
Voting

The holders of any of the corporation's capital stock shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation in the exercise of their voting power. Cumulative voting for the election of directors is hereby expressly prohibited. The holders of Common Stock shall be entitled to one vote for each share held. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

ARTICLE VI
Board of Directors

The Board of Directors of this corporation shall consist of four (4) directors. The number of directors constituting the Board of Directors of this corporation may be increased or decreased from time to time in the manner specified in the Bylaws of this corporation; provided, however, that the number shall not be less than two (2) or more than eleven (11). In case of a vacancy on the Board of Directors because of a director's resignation, removal or other departure from the board, or because of an increase in the number of directors, the remaining directors, by majority vote, may elect a successor to hold office for the unexpired term of the director whose position is vacant, and until the election and qualification of a successor.

ARTICLE VII
Director Liability

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates the Idaho Business Corporation Act, pertaining to unpermitted distributions to shareholders or loans to directors, or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the Idaho Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Idaho Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


ARTICLE VIII
Indemnification

The corporation is authorized to indemnify, agree to indemnify or obligate itself to advance or reimburse expenses incurred by its Directors, Officers, employees or agents in any Proceeding (as defined in the Idaho Business Corporation Code) to the full extent of the laws of the State of Idaho as may now or hereafter exist.





Submission page 53 of 98

ARTICLE IX
Bylaws

Subject to the power of shareholders to amend or repeal, the Board of Directors of this corporation shall have the power to enact and amend such Bylaws defining the powers and duties of the officers of the corporation and providing for such other matters in relation to its affairs as they may deem necessary and convenient, provided the same are not out of harmony with the laws of the State of Idaho or these Articles of Incorporation.

ARTICLE X
Amendments

The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the shareholders herein are granted subject to this reservation.

ARTICLE XI
Registered Agent

The name of the registered agent of this corporation is Jack W. Gustavel.

ARTICLE XII
Registered Office

The post office address of the registered office of this corporation is 4108 Shoreline Dr.,
Post Falls, Idaho 83854.

ARTICLE XIII
Resolution Approving Restated Articles

The Amended and Restated Articles of Incorporation herein were approved, ratified and adopted by the Unanimous Consent of the Board of Directors on October 9th, 1998 and the affirmative vote of the holders of representing a majority of the total number of shares issued and outstanding on November 10, 1998 (3,050,482 shares.voting "For" and 27,175 shares voting "Against").

IN WITNESS WHEREOF, the corporation has caused these Amended and Restated Articles of Incorporation to be executed this 10th day of November, 1998.

MINES MANAGEMENT, INC.


By_______________________________
William R. Green, Director and President









Submission page 54 of 98